UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CTD HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                        Delaware                     59-3029743
           (State or other jurisdiction of        (I.R.S. Employer
           (incorporation or organization)        Identification No.)

                  27317 NW 78th Avenue, High Springs, FL 32643
               (Address of Principal Executive Offices) (Zip Code)

                      LOUIS S. WELTMAN EMPLOYMENT AGREEMENT
                             (Full Title of Plan)

                              C. E. "RICK" STRATTAN
                               27317 NW 78th Avenue
                               High Springs, FL 32643

                                  386-454-0887

            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


- ---------------------------------------------------------------------------------------

                                         Proposed      Proposed

Title of                 Amount          Maximum       Maximum        Amount of
Securities               to be           Offering      Aggregate      Registration
to be                    registered(1)      Price       Offering       Fee
Registered                               Per Share     Price(2)
- -------------------------------------------------------------------------------------------------
$0.001 par value          600,000        $0.0593         $35,580        $2.54
Common Stock

- -------------------------------------------------------------------------------------------------
Totals                    600,000        $0.0593         $35,580        $2.54
- -------------------------------------------------------------------------------------------------

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the Issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2)Estimated   solely  for  the  purpose  of  calculating   the  amount  of  the
registration  fee  pursuant  to Rule  457(h),  on the  basis of the high and low prices of the Common Stock as reported by the OTC  Electronic  Bulletin Board on
January 7, 2010.


PART I   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in this Part I of form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporate by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.

         The following documents, as filed by CTD Holdings, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated in this Form S-8 by reference:

        (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2008, filed pursuant to the Exchange Act.

        (b) The Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2009, filed pursuant to the Exchange Act. .

        (c) The Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2009, filed pursuant to the Exchange Act.

        (d) The Company's Quarterly Report on Form 10-Q for quarter ended September 30, 2009, filed pursuant to the Exchange Act.

        (e) All reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the end of the fiscal year covered by the document referred to in
            (a) above; and

        (f)The description of the Company common stock which is contained in the registration statement or amendment to any registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

All documents filed by the Company with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act, after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the date of filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.    Description of Securities.

           Not applicable.

ITEM 5.    Interests of Named Experts and Counsel.

           Not applicable

ITEM 6     Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages resulting from breach of fiduciary duty as a director, except for liability:

o for any breach of the director's duty of loyalty to the Registrant or its stockholders, o for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,

o under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases, or o for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant's bylaws provide that:

o the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions,

o the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law,

o the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions, and

o    the rights conferred in the bylaws are not exclusive.

The Registrant has entered into indemnification agreements with its directors and officers to provide such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought.

The indemnification provision in the Registrant's certificate of incorporation, bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

The Registrant has directors' and officers' liability insurance for securities matters.

ITEM 7.   Exemption from Registration Claimed.

          Not Applicable

ITEM 8.   Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit No.                       Description

4.1(1)  Common Stock Specimen(1)
5.1(2)  Opinion Regarding Legality(2)
10.1(2) Louis S. Weltman Employment Agreement(2)
23.1(2) Opinion of  Brashear,  Marsh,  Kurdziel &  McCarty,  P.L.  (included  in
        Exhibit 5.1)(2)
23.2(2) Consent  of  Bauman,  Raymondo  &  Company,   P.A.,  independent  public
        accountants

(1)Filed previously.
(2)Filed with this Form S-8.

ITEM 9.    Undertakings.

(a)        The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii))to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in High Springs, Florida, on ________ day of January, 2010.

CTD HOLDINGS, INC.



BY:  /s/C. E. "Rick" Strattan

-----------------------------------
C. E. "Rick" Strattan
Chief Executive Officer
Chief Financial Officer
Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                                  Date



By: /s/ C.E. "Rick" Strattan

----------------------------------
C.E. "Rick" Strattan                Chief Executive Officer     January 18, 2010
                                    Chief Financial Officer
                                    Director


By: /s/ George L. Fails

----------------------------------
George L. Fails                     Director                   January 18, 2010